UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Howard Hughes Holdings Inc., a Delaware corporation (the “Company”), held on May 23, 2024, the stockholders elected the Company’s Board of Directors (the “Board”) and voted upon two Board proposals contained within the Company’s Proxy Statement, dated April 4, 2024.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non- Votes
David Eun	42,532,021	19,095	17,922	2,367,697
Adam Flatto	41,597,260	953,793	17,985	2,367,697
Ben Hakim	42,460,427	90,698	17,913	2,367,697
Beth Kaplan	40,194,284	2,355,112	19,642	2,367,697
Allen Model	42,034,590	516,207	18,241	2,367,697
David O’Reilly	42,077,592	473,472	17,974	2,367,697
R. Scot Sellers	41,986,334	565,046	17,658	2,367,697
Seven Shepsman	42,036,908	514,820	17,310	2,367,697
Mary Ann Tighe	41,952,400	597,617	19,021	2,367,697
Anthony Williams	41,947,184	604,019	17,835	2,367,697

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes
An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers	42,220,470	294,552	54,016	2,367,697

Proposal	For	Against	Abstentions
A vote to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2024	44,919,536	9,863	7,336

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ Joseph Valane
Joseph Valane
General Counsel & Secretary

Date: May 24, 2024